Exhibit 10.25

Execution Copy

LIBERTY INTERACTIVE CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”), dated effective as of December 29, 2014 (the “Effective Date”), is made by and between Liberty Interactive Corporation, a Delaware corporation (the “Company”), and Gregory B. Maffei (the “Executive”).

RECITALS

A. The Company has determined that it is in the best interests of the Company and its stockholders to employ the Executive as its President and Chief Executive Officer.

B. The Company wishes to assure itself of the services of the Executive for the period hereinafter provided, and the Executive is willing to be employed by the Company for said period, upon the terms and conditions provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the Company and the Executive agree as follows:

1. Definitions.

(a) “162(m) Objectives” means the 162(m) compliant Performance Objectives (as defined in the 2012 Incentive Plan) applicable to the LIC Maximum Amount for each year’s LIC Performance Equity Award grants and vesting thereof, as established by the Compensation Committee in good faith and in its sole discretion to comply with the requirements (including with respect to timing) of Section 162(m) of the Code and in accordance with the Section 4.10 Process.

(b) “2010 Incentive Plan” means the Company’s 2010 Incentive Plan, as it may be amended from time to time.
(c) “2012 Incentive Plan” means the Company’s 2012 Incentive Plan, as it may be amended from time to time.

(d) “Above Target Awards” means any LIC Performance Equity Awards that are issued in respect of that portion of the LIC Maximum Amount for a calendar year that is in excess of the LIC Target Amount for such calendar year.

(e) “Achieved 162(m) Objectives” has the meaning specified in Section 4.10(b).
(f) “Aggregate LMC/LIC Target Amount” means (i) $16,000,000 with respect to calendar year 2015, (ii) $17,000,000 with respect to calendar year 2016, (iii) $18,000,000 with respect to calendar year 2017, (iv) $19,000,000 with respect to calendar year 2018, and (v) $20,000,000 with respect to calendar year 2019.
(g) “Board” means the Board of Directors of the Company.
(h) “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado are required or authorized to be closed.

(i) “Cause” means:  (i) the Executive’s willful failure to follow the lawful instructions of the Board (other than due to Disability); (ii) the commission by the Executive of any fraud, misappropriation or misconduct that causes demonstrable material injury to the Company or any Subsidiary; (iii) the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) the Executive’s failure to comply in any material respect with this Agreement or any other written agreement between the Executive, on the one hand, and the Company or any Subsidiary, on the other, if such failure causes demonstrable material injury to the Company or any Subsidiary.  Notwithstanding anything contained herein to the contrary, the Executive’s employment may not be terminated for Cause pursuant to clause (i), (ii) or (iv) above unless (A) the decision is made by a majority of the Board at a Board meeting where the Executive and his counsel had an opportunity to be heard on at least ten days’ prior written notice; (B) the Company provides the Executive with written notice of the Board’s decision to terminate the Executive’s employment for Cause specifying the particular act(s) or failure(s) to act serving as the basis for such decision; and (C) if such act or failure to act is capable of being cured, the Executive fails to cure any such act or failure to act to the reasonable satisfaction of the Board within ten days after such notice.

For purposes of this Agreement, no act or failure to act, on the part of the Executive, will be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive’s action or omission was legal, proper, and in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

(j) “Change in Control” means, with respect to the period following the Effective Date:

(i) any merger, consolidation or share exchange to which the Company is a party as a result of which Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the surviving corporation ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or share exchange,

(ii) the adoption of any plan or proposal for the liquidation or dissolution of the Company,

(iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of (1) the Company or (2) the Company’s Subsidiaries, taken as a whole,

(iv) at any time during any period of two consecutive years beginning on or after the Effective Date, individuals who at the beginning of such period were members of the Board (“Original Directors”) and new directors, if any, whose election or nomination for election to the Board was recommended or approved by a majority of the Original Directors and the new directors whose nomination had previously been so approved, cease for any reason to constitute a majority of the then incumbent members of the Board,

(v) any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any of its Subsidiaries, any employee benefit plan sponsored by the Company or any of its Subsidiaries, any Exempt Person (as defined in the 2012 Incentive Plan as in effect on the date hereof) or any member of the Malone Group) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), or

(vi) a spin-off, split-off, split-up or other similar event or events (each, a “Spin Transaction”), either in a single transaction or in a series of related or unrelated transactions (provided that such related or unrelated transactions occur during a period of 24 consecutive months), pursuant to which assets of the Company or of one or more of its Subsidiaries having either a fair market value (as determined in the good faith reasonable judgment of the Board) or book value equal to 40% or more of the total fair market value or book value of the assets of the Company and its Subsidiaries (taken as a whole) are directly or indirectly transferred or distributed by dividend or otherwise, excluding any Spin Transaction in which (A) the Executive is appointed as the chief executive officer of the separate publicly-traded entity that is the subject of such Spin Transaction, whether or not he elects to accept such appointment, and (B) any equity-based awards previously granted by the Company to the Executive are adjusted in a manner that (1) preserves the intrinsic value of such equity-based award (or, in the case of the grant of a new equity-based award, preserves the intrinsic value of the equity-based award in respect of which such equity-based award is granted) and (2) complies with, or is exempt from, Section 409A of the Code.  For the purpose of calculating whether the 40% threshold described in this clause (vi) has been reached or exceeded in a series of two or more transactions, the following calculation will apply:

X=  40 - P

100 - P

where

X=percentage of book or fair market value, as applicable, required to reach the 40% threshold as of the date of the second or any subsequent transaction; and

P=percentage of book or fair market value, as applicable, disposed of in all prior spin-off, split-off, split-up or other similar events to which clause (vi) applies, determined as of the date of each such transaction.

(k) “Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
(l) “Code” means the Internal Revenue Code of 1986, as amended.
(m) “Common Stock” means the QVCB Common Stock and/or the LVNTB Common Stock, as applicable.
(n) “Compensation Committee” means the compensation committee of the Board.

(o) “Disabled” or “Disability” means the Executive’s inability to substantially perform his duties to the Company due to physical or mental impairment for six consecutive months and, within 30 days after a notice of termination is given to the Executive, the Executive continues to be unable to substantially perform his duties to the Company due to physical or mental impairment.  Notwithstanding the foregoing, the Executive will not be considered Disabled unless the Executive is also “disabled,” as such term is defined under Section 409A(a)(2)(C) of the Code.

(p) “Equity Awards” means the LIC Term Options and the LIC Performance Equity Awards.
(q) “Equity Award Agreements” means the award agreements pursuant to which the Equity Awards are granted.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.
(s) “Executive Election Notice” has the meaning specified in Section 4.9(c).

(t) “Fundamental Corporate Event” means a corporate event with respect to the Company which results in a change to the number or type of shares of stock subject to an Equity Award, including a stock dividend, stock split, reverse stock split, reclassification, recapitalization, reorganization, split-up, spin-off, combination, share exchange, merger, consolidation or similar corporate event.

(u) “Good Reason” means the occurrence of any of the following events:

(i) the failure of the Company to appoint the Executive to, or to permit him to remain in, the positions set forth in Section 3, if that failure is not cured within 10 days after written notice from the Executive;

(ii) the assignment by the Company to the Executive of duties materially inconsistent with his status as the chief executive officer of a publicly-traded company or any material diminution in the Executive’s duties and/or responsibilities, reporting obligations, titles or authority, as set forth in Section 3, if that inconsistency or diminution is not cured within 10 days after written notice from the Executive;

(iii) a reduction by the Company of the Executive’s Base Salary or Target Bonus (it being acknowledged that the Company will have no obligation to actually award any bonus) or of the Aggregate LMC/LIC Target Amount (it being acknowledged that the vesting of Target Awards and the granting of Above Target Awards will be subject to satisfaction of the applicable 162(m) Objectives and any Negative Discretion Criteria in accordance with the applicable Equity Award Agreement and this Agreement);

(iv) the Company’s failure to provide any payments or employee benefits required to be provided to the Executive and continuation of that failure for 10 days after written notice from the Executive;
(v) any purported termination by the Company of the Executive’s employment for Cause which is not substantially effected pursuant to the procedures described in Section 1(i);

(vi) a Change in Control; provided that the Executive may exercise his right to terminate his employment for Good Reason pursuant to this Section 1(u)(vi) only during the 30-day period that commences 90 days after the occurrence of such Change in Control;

(vii) a termination of the Executive’s employment with LMC pursuant to the LMC Employment Agreement (A) by LMC without Cause (as defined in such agreement) or (B) by the Executive for Good Reason (as defined in such agreement); provided, that the Executive may exercise his right to terminate his employment for Good Reason pursuant to this Section 1(u)(vii) only during the 60-day period following such termination of employment with LMC;

(viii) any material breach of the Agreement or any other written agreement between the Executive, on the one hand, and the Company or any Subsidiary, on the other, by the Company or such Subsidiary, if not cured within 10 days after written notice from the Executive; and/or

(ix) a failure of the Company to have any successor to the Company assume in writing the Company’s obligations under the Agreement, if not cured within 10 days after written notice from the Executive.

Notwithstanding the foregoing, Good Reason will not be deemed to exist unless the Executive gives the Company notice within 120 days (or such shorter period specified above) after the occurrence of the event which the Executive believes constitutes the basis for Good Reason, specifying the particular act or failure to act which the Executive believes constitutes the basis for Good Reason.

(v) “Liberty Broadband” means Liberty Broadband Corporation, a Delaware corporation.
(w) “LIC Maximum Amount” means 150% of the LIC Target Amount for such year.
(x) “LIC Performance Equity Awards” has the meaning specified in Section 4.9(a).
(y) “LIC Performance Options” has the meaning specified in Section 4.9(a).
(z) “LIC Performance RSUs” has the meaning specified in Section 4.9(a).
(aa) “LIC Target Amount” has the meaning specified in Section 4.9(b).
(bb) “LIC Term Options” has the meaning specified in Section 4.8.
(cc) “LMC” means Liberty Media Corporation, a Delaware corporation.
(dd) “LMC Employment Agreement” means the Executive Employment Agreement dated as of December 29, 2014 between LMC and the Executive.
(ee) “LMC Performance Equity Awards” has the meaning specified in the LMC Employment Agreement.
(ff) “LVNTB Common Stock” means the Company’s Series B Liberty Ventures common stock.
(gg) “LVNTB Maximum Amount” means 150% of the LVNTB Target Amount for such year.
(hh) “LVNTB Target Amount” has the meaning specified in Section 4.9(b).

(ii) “Malone Group” means John C. Malone, his spouse, his children and other lineal descendents or any trust, foundation or other Person established by a member of the Malone Group for the benefit of one or more members of the Malone Group or for a charitable purpose.

(jj) “Negative Discretion Criteria” has the meaning specified in Section 4.10(b).

(kk) “Option” has the meaning specified in the 2010 Incentive Plan, in the case of the LIC Term Options, and the meaning specified in the 2012 Incentive Plan, in the case of the LIC Performance Options.

(ll) “Performance Metrics” means Performance Objectives (as defined in the 2012 Incentive Plan) and any other performance criteria, metric, target or other measure, and required levels of achievement with respect thereto, whether objective, subjective or discretionary, applicable to the Executive in connection in any way with the establishment or grant of any performance-based equity, bonus or other award.

(mm) “Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.
(nn) “QVCB Common Stock” means the Company’s Series B QVC Group common stock.
(oo) “QVCB Maximum Amount” means 150% of the QVCB Target Amount for such year.
(pp) “QVCB Target Amount has the meaning specified in Section 4.9(b).
(qq) “Restricted Stock Unit” has the meaning specified in the 2012 Incentive Plan.
(rr) “Section 4.10 Process” means the process described in Section 4.10(c).
(ss) “Separation” means the Executive’s “separation from service” from the Company as defined in Treasury Regulation Section 1.409A-1(h).

(tt) “Severance Benefits” means any payments or benefits that may become payable to the Executive pursuant to Section 5.1,  Section 5.2,  Section 5.3 or Section 5.5 upon a Separation, other than the Standard Entitlements.

(uu) “Standard Entitlements” has the meaning specified in Section 5.1(a)(iii).
(vv) “Subsidiary” means a Subsidiary of the Company, as the term Subsidiary is defined in the 2012 Incentive Plan.

(ww) “Target Awards” means the LIC Performance Equity Awards to be issued each year with an aggregate value (as determined in accordance with Section 4.9(e)) equal to 100% of the LIC Target Amount for the applicable year.

(xx) “TripAdvisor Holdings” means Liberty TripAdvisor Holdings, Inc., a Delaware corporation.

2. Employment Period.  The Company will employ the Executive and the Executive accepts such employment for the period beginning on January 1, 2015 and, unless earlier terminated upon the Executive’s Separation, ending at the Close of Business on December 31, 2019 (the “Employment Period”).

3. Title, Position and Duties.

3.1 Title and Reporting.  During the Employment Period, the Executive will be employed as the Company’s President and Chief Executive Officer, and he will report solely and directly to the Board.  All other employees of the Company (other than the Chairman of the Board, if the Chairman of the Board is an employee of the Company) will report to the Executive or his designees.

3.2 Board Position.  The Executive will continue to serve as a member of the Board immediately following the Effective Date and, so long as there is an Executive Committee of the Board, will continue to serve on such committee for so long as the Executive serves on the Board.  Throughout the Employment Period, the Company will nominate and recommend to the stockholders of the Company that the Executive be elected to the Board whenever the Executive is scheduled to stand or stands for reelection to the Board at any of the Company’s annual stockholder meetings during the Employment Period.  Upon termination of the Executive’s employment by the Company for any reason or voluntarily by the Executive for any reason, the Executive will promptly resign from the Company’s Board.

3.3 Duties.  In his capacity as President and Chief Executive Officer, the Executive will perform such duties during the Employment Period as are consistent with his title and position as President and Chief Executive Officer of a publicly-traded company, it being acknowledged that the duties performed by the Executive, and the level of management authority and responsibility that the Executive had immediately preceding the Effective Date as the President and Chief Executive Officer of the Company are consistent with the title and position as President and Chief Executive Officer of a publicly traded company.  No other employee of the Company will have authority or responsibilities that are equal to or greater than those of the Executive (other than the Chairman of the Board, if the Chairman of the Board is an employee of the Company).  Notwithstanding the foregoing, the Executive will not be required to perform any duties or responsibilities which would be likely to result in non-compliance with, or a violation of, any applicable law or regulation.

3.4 Time and Effort.  The Executive will devote his primary business efforts and abilities to the performance of his duties to the Company and its Subsidiaries and to LMC and its Subsidiaries.  Taking into account the foregoing, the Executive may also serve as the President and CEO of Liberty Broadband and TripAdvisor Holdings, and as a director of such entities, during the Employment Period and such service shall not in any way be deemed (1) to breach this Agreement or any other agreement between the Executive and the Company or (2) to interfere with the performance of his duties hereunder.  In addition, the Executive will, to the extent the same does not substantially interfere with the performance of his duties hereunder, be permitted to: (i) serve on corporate and civic boards and committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; and (iii) manage personal and family investments; provided further, that notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that the continued conduct by the Executive of such activities, as listed on Exhibit A, will not be deemed to interfere with the performance of the Executive’s responsibilities hereunder.

4. Salary, Bonus, Benefits, Expenses and Equity Grants.

4.1 Salary.  For calendar year 2015, the Executive’s base salary is $960,750 per annum (the “Base Salary”).  The Base Salary will be increased annually by the Company on each January 1 occurring during the Employment Period, to 105% of the Base Salary paid to the Executive in the prior calendar year.  The term “Base Salary” as used in this Agreement will refer to the Base Salary as it may be so increased.

4.2 Bonus.  For calendar year 2015 and each subsequent calendar year during the Employment Period, the Executive will be eligible to receive a target bonus of 250% of the Executive’s Base Salary for such year (the “Target Bonus”).  The bonus, if any, payable with respect to services performed in any calendar year will be paid prior to March 15th of the year following the year to which such service relates.  The Executive acknowledges that payment of any bonus to the Executive may be made subject to the achievement of one or more Performance Metrics established in good faith by the Board or a committee thereof, with such Performance Metrics (including any specific metrics and required levels of achievement and any criteria for exercising negative discretion) to be consistent with the Performance Metrics (including any specific metrics and required levels of achievement and any criteria for exercising negative discretion) applicable to other senior executives of the Company and to be relatively consistent with the Performance Metrics (including any specific metrics and required levels of achievement and any criteria for exercising negative discretion) used historically by the Company in connection with its annual cash bonus program.

4.3 Benefits.  During the Employment Period, the Executive, and his dependents, if applicable, will be entitled to participate in and be covered on the same basis as other senior executives of the Company, under all employee benefit plans and programs of the Company, including without limitation vacation, retirement, health insurance and life insurance (“Benefits”).  The Benefits are currently provided to the Company’s employees through LMC.  For so long as the Executive is employed by both the Company and LMC, such entities will allocate the cost of the Benefits between them in accordance with such method as they may agree, provided that such allocation has no adverse impact on Executive.

4.4 Vacation.  During the Employment Period, the Executive will be entitled to paid vacation and/or paid time off in accordance with the plans, policies, programs and practices of the Company provided generally to other senior executives of the Company.  For so long as the Executive is employed by both the Company and LMC, any vacation and/or paid time off that the Executive takes will count as vacation time for purposes of his employment with both entities and the Company and LMC will allocate the cost of such vacation and/or paid time off between them in accordance with such method as they may agree, provided that such allocation has no adverse impact on Executive.

4.5 Perquisites.  During the Employment Period, the Company will provide the Executive with those perquisites and other personal benefits provided by the Company from time to time to its other senior executive officers during the Employment Period.  Pursuant to the terms of the letter agreement dated February 5, 2013 between LMC and the Executive (the “Aircraft Usage Agreement”) the Executive is provided with the personal use of aircraft owned or leased by LMC.  If the Executive ceases to be employed by LMC and continues to be employed by the Company, then following any post-termination of employment period with LMC during which the Executive continues to be provided with personal aircraft usage pursuant to the terms of the Aircraft Usage Agreement, the Company and Executive will negotiate in good faith the terms on which the Company will provide the Executive with personal aircraft usage that is commensurate with that provided to him pursuant to the Aircraft Usage Agreement.  For so long as the Executive is employed by both the Company and LMC, such entities will allocate the cost of the perquisites and benefits provided pursuant to this Section 4.5 and the Aircraft Usage Agreement between them in accordance with such method as they may agree, provided that such allocation has no adverse impact on Executive.

4.6 Business Expenses.  The Company will promptly pay or reimburse the Executive for reasonable expenses incurred in connection with the Executive’s employment in accordance with the Company’s standard policies and practices as in effect from time to time.  For so long as the Executive is employed by both the Company and LMC, to the extent such expenses relate to the Executive’s service with both entities, such entities will allocate the cost of such expenses between them in accordance with such method as they may agree, provided that such allocation has no adverse impact on Executive.

4.7 Code Section 409A Timing of Reimbursements.  All reimbursements under this Agreement, including without limitation Section 4.6, will be made as soon as practicable following submission of a reimbursement request, but no later than the end of the year following the year during which the underlying expense was incurred (or as may be later provided in Section 9.7).  Additionally, reimbursements or in-kind benefits made or provided to the Executive during any taxable year will not affect the expenses eligible for reimbursement or in-kind benefits provided in any other taxable year and no such reimbursements or in-kind benefits will be subject to liquidation or exchange for another benefit.

4.8 LIC Term Options.  As part of the consideration for the Executive’s services to the Company during the Employment Period, on December 24, 2014, the Company granted to the Executive pursuant to the 2010 Incentive Plan the term options to acquire QVCB Common Stock and the term options to acquire LVNTB Common Stock evidenced by and described in the nonqualified stock option agreement attached hereto as Exhibit B (collectively, the “LIC Term Options”).

4.9 LIC Performance Equity Awards.

(a) As part of the consideration for the Executive’s services to the Company during the Employment Period, for each of calendar years 2015, 2016, 2017, 2018 and 2019, the Company will grant the following types of equity awards to the Executive in the amounts determined in accordance with this Section 4.9:  (i) performance-based Restricted Stock Units issued pursuant to Section 4.9(d) as Target Awards and any Restricted Stock Units issued as Above Target Awards pursuant to Section 4.11(c), in each case with respect to QVCB Common Stock (the “QVCB Performance RSUs”) and LVNTB Common Stock (the “LVNTB Performance RSUs,” and, together with the QVCB Performance RSUs, the “LIC Performance RSUs”), which grants will be made pursuant to a Restricted Stock Unit award agreement in the form attached as Exhibit C and (ii) performance-based Options issued pursuant to Section 4.9(d) as Target Awards and any Options issued as Above Target Awards pursuant to Section 4.11(c), in each case to acquire QVCB Common Stock (the “QVCB Performance Options”) and LVNTB Common Stock (the “LVNTB Performance Options” and, together with the QVCB Performance Options, the “LIC Performance Options”), which grants will be made pursuant to an Option award agreement in the form attached as Exhibit D.  As specified in Exhibit C, any LIC Performance RSUs issued as Above Target Awards will be fully vested as of the Close of Business on the date of grant and, as specified in Exhibit D, any LIC Performance Options issued as Above Target Awards will be fully vested and exercisable as of the date of grant.  The LIC Performance RSUs and the LIC Performance Options granted to the Executive pursuant to this Agreement as Target Awards, and any Above Target Awards, are collectively referred to as the “LIC Performance Equity Awards.”  The 162(m) Objectives and any Negative Discretion Criteria governing each grant of LIC Performance Equity Awards will be established in accordance with Section 4.10.  Notwithstanding anything to the contrary in this Agreement, in no event will any LIC Performance Equity Awards be granted to the Executive after the date of the Executive’s Separation, except with respect to any Above Target Awards related to a performance period prior to the Executive’s Separation that may thereafter be granted pursuant to Section 4.11(c) and the applicable Equity Award Agreement.

(b) Pursuant to the LMC Employment Agreement, LMC has also agreed to issue LMC Performance Equity Awards to the Executive for each of calendar years 2015, 2016, 2017, 2018 and 2019.  For each such calendar year, unless LMC, LIC and the Executive otherwise agree in writing with respect to any year after 2015, the Aggregate LMC/LIC Target Amount will be allocated between LMC Performance Equity Awards and LIC Performance Equity Awards based on the relative market capitalization of all series of common stock of LMC, on the one hand, and the relative market capitalization of all series of common stock of LIC, on the other hand, in each case, as of a date determined in accordance with the Company’s administrative requirements and procedures, but in any event as of a date within the 15 day-period preceding the earlier of the grant date of the Target Awards for such year and the grant date of the Target Awards (as defined in the LMC Employment Agreement) included in the LMC Performance Equity Awards for such year.  That portion of the Aggregate LMC/LIC Target Amount for a given year that is allocated to LIC Performance Equity Awards in accordance with the foregoing is referred to in this Agreement as the “LIC Target Amount” for such year.   For each such calendar year, unless LIC and the Executive otherwise agree in writing with respect to any year after 2015, the LIC Target Amount will be allocated between LIC Performance Equity Awards with respect to QVCB Common Stock and LIC Performance Equity Awards with respect to LVNTB Common Stock based on the relative market capitalization of all series of QVC Group common stock of LIC, on the one hand (the “QVCB Target Amount”), and the relative market capitalization of all series of Liberty Ventures common stock of LIC, on the other hand (the “LVNTB Target Amount”), in each case, as of a date determined in accordance with the Company’s administrative requirements and procedures, but in any event as of a date within the 15 day-period preceding the grant date of the Target Awards for such year.  The Company will promptly notify the Executive in writing following the determination of the LIC Target Amount, the QVCB Target Amount and the LVNTB Target Amount for each calendar year during the Employment Period.

(c) Within 5 days following the date as of which the Company has notified the Executive in writing of (i) the LIC Target Amount, the QVCB Target Amount and the LVNTB Target Amount for such year and (ii) the 162(m) Objectives and any Negative Discretion Criteria

for such year as finally determined pursuant to Section 4.10 (or, if such notice is given by the Company during a blackout period with respect to the QVCB Common Stock or the LVNTB Common Stock, by the later of the last day of such 5 day period or two days following the end of such blackout period), the Executive will send notice to the Company (each, an “Executive Election Notice”) specifying (x) the percentage of the QVCB Target Amount that the Executive desires to be issued in the form of QVCB Performance RSUs and the percentage of such amount that the Executive desires to be issued in the form of QVCB Performance Options, and (y) the percentage of the LVNTB Target Amount that the Executive desires to be issued in the form of LVNTB Performance RSUs and the percentage of such amount that the Executive desires to be issued in the form of LVNTB Performance Options, in each case, for such year; provided, that the Executive may not elect to have more than 80% of the QVCB Target Amount or the LVNTB Target Amount for a given year be issued in the form of one type of award or the other.  If the Executive does not timely deliver an Executive Election Notice for a given year, unless the Company and the Executive otherwise agree, the QVCB Target Amount for such year will be allocated 50/50 between QVCB Performance RSUs and QVCB Performance Options and the LVNTB Target Amount for such year will be allocated 50/50 between LVNTB Performance RSUs and LVNTB Performance Options.  The amount of any Above Target Awards with respect to a calendar year shall be allocated between LIC Performance Equity Awards in respect of QVCB Common Stock (“QVCB Above Target Awards”) and LIC Performance Equity Awards in respect of LVNTB Common Stock (“LVNTB Above Target Awards”) in the same proportion as the allocation of the LIC Target Amount between QVCB Common Stock and LVNTB Common Stock for such year.  Not less than 5 days prior to the end of each of 2015, 2016, 2017, 2018 and 2019, the Executive shall provide the Company with written notice of the percentage of any QVCB Above Target Awards or LVNTB Above Target Awards that may thereafter be granted in respect of such calendar year that the Executive desires to be granted as QVCB Performance RSUs, in the case of QVCB Above Target Awards, or as LVNTB Performance RSUs, in the case of LVNTB Above Target Awards (which grants will be made pursuant to an award agreement in the form attached as Exhibit C) and the percentage of any such Above Target Awards that the Executive desires to be granted as QVCB Performance Options, in the case of QVCB Above Target Awards, or as LVNTB Performance Options in the case of LVNTB Above Target Awards (which grants will be made pursuant to an award agreement in the form attached as Exhibit D).  Such elections described in this Section 4.9(c) shall be annual, such that the election for one year shall not impact the election for another year.  If the Executive does not timely deliver such an election with respect to QVCB or LVNTB Above Target Awards for a given year, the percentage of any QVCB Above Target Award for such year granted as QVCB Performance RSUs shall be equal to the percentage of the QVCB Target Amount for such year granted in QVCB Performance RSUs, the percentage of any LVNTB Above Target Award for such year granted as LVNTB Performance RSUs shall be equal to the percentage of the LVNTB Target Amount for such year granted in LVNTB Performance RSUs,  the percentage of any QVCB Above Target Award for such year granted as QVCB Performance Options shall be equal to the percentage of the QVCB Target Amount for such year granted in QVCB Performance Options and the percentage of any LVNTB Above Target Award for such year granted as LVNTB Performance Options shall be equal to the percentage of the LVNTB Target Amount for such year granted in LVNTB Performance Options.  The Company shall honor all elections timely made by Executive under this Section 4.9(c).

(d) Subject to any blackouts pursuant to the Company’s insider trading policy, the Target Awards for a given year will be issued by the Company within two Business Days following the date as of which the following conditions have been met:  (i) the 162(m) Objectives and any Negative Discretion Criteria for such year have been finally determined in accordance with Section 4.10, and (ii) the Company has received the Executive Election Notice for such year or the QVCB Target Amount and LVNTB Target Amount have otherwise been allocated in accordance with Section 4.9(c).  The aggregate value of the LIC Performance Equity Awards issued pursuant to this Section 4.9(d) will be 100% of the LIC Target Amount for such year.  Above Target Awards will be issued to the Executive, if at all, pursuant to Section 4.11(c).

(e) With respect to any calendar year, the required number of LIC Performance RSUs (other than Above Target Awards) to be granted for such calendar year shall be based on the average closing sale price of the QVCB Common Stock or the LVNTB Common Stock, as applicable, during a ten consecutive trading day period that ends on a trading day that is within ten days preceding the grant date of such LIC Performance RSUs.  With respect to any calendar year, the number of LIC Performance Options (other than Above Target Awards) to be granted shall have a Black Scholes value equal to the dollar value of the portion of the LIC Target Amount to be granted in the form of LIC Performance Options.

(f) With respect to any calendar year, the number of LIC Performance RSUs, if any, granted in respect of an Above Target Award shall be based on the closing sale price of the QVCB Common Stock or the LVNTB Common Stock, as applicable, on the grant date.  With respect to any calendar year, the number of LIC Performance Options, if any, granted in respect of an Above Target Award shall have a Black Scholes Value equal to the dollar value of the portion of the Above Target Award to be granted in the form of LIC Performance Options.

4.10 Establishment of 162(m) Objectives and Negative Discretion Criteria.

(a) The initial determination of the amount of the LIC Maximum Amount that may be earned with respect to any calendar year shall be based solely on the achievement of the 162(m) Objectives, but such amount that may be earned by the Executive shall be subject to reduction based on the Compensation Committee’s application of the Negative Discretion Criteria in accordance with Section 4.10(b) and Section 4.11.

(b) The Compensation Committee may (but is not required to) structure a plan with respect to vesting of the LIC Performance Equity Awards (or, in the case of Above Target Awards, granting) that provides that once the Compensation Committee has certified that portion, if any, of the 162(m) Objectives that has been achieved (the “Achieved 162(m) Objectives”), the Compensation Committee may, in good faith and its sole discretion, but subject to the limitation in Section 4.11(b) with respect to the Target Awards, exercise negative discretion with respect to reducing the number of LIC Performance Equity Awards that would otherwise vest (or, in the case of Above Target Awards, be awarded) based solely on the Achieved 162(m) Objectives.  The Performance Metrics relating to the Compensation Committee’s exercise of such negative discretion with respect to the Target Awards and the Performance Metrics relating to the Compensation Committee’s exercise of such negative discretion with respect to the Above Target Awards (such Performance Metrics collectively, the “Negative Discretion Criteria”) will be established by the Compensation Committee in good faith and its sole discretion in compliance with the timing requirements of Section 162(m) of the Code and in accordance with the Section 4.10 Process.  Notwithstanding anything to the contrary in this Agreement, it is agreed that the Negative Discretion Criteria with respect to all or any part of the Above Target Awards may be limited to a statement that the grant of all or any part of the Above Target Awards will be made by the Compensation Committee in its sole discretion.

(c) The “Section 4.10 Process” means the following process with respect to the 162(m) Objectives and any Negative Discretion Criteria established by the Compensation Committee, which process is subject to the provisions of Section 4.10(a),  Section 4.10(b) and the limitations in Section 4.11(b):

(i) Not later than February 25 of each year the Compensation Committee will adopt by resolution and provide the Executive with a written proposal regarding (and separately identifying) the 162(m) Objectives and any Negative Discretion Criteria to be applicable to the LIC Performance Equity Awards for that year.

(ii) If the Executive disagrees with or objects to such proposed 162(m) Objectives, any Negative Discretion Criteria or any component of either, he will notify the Company’s General Counsel (a “Disagreement Notice”) within 10 days of receipt of such proposed objectives.  If the Executive does not timely deliver a Disagreement Notice, the 162(m) Objectives and any Negative Discretion Criteria proposed by the Compensation Committee will be the 162(m) Objectives and Negative Discretion Criteria that apply to the LIC Performance Equity Awards for that year.

(iii) If the Executive timely delivers a Disagreement Notice, then the Executive and the Compensation Committee will each provide its position to the Chairman of the Company’s Board (the “Chairman”) within 5 days of the General Counsel’s receipt of the Disagreement Notice.  If the Executive does not timely deliver his position to the Chairman, the 162(m) Objectives and any Negative Discretion Criteria proposed by the Compensation Committee will be the 162(m) Objectives and Negative Discretion Criteria that apply to the LIC Performance Equity Awards for that year.

(iv) Within 2 days of receiving the last of such positions, the Chairman will provide input to the Compensation Committee with respect to the Chairman’s position on the proposed 162(m) Objectives and any proposed Negative Discretion Criteria.

(v) Within 5 days of receiving input from the Chairman (or at such later date that is in compliance with the timing requirements of Section 162(m)), the Compensation Committee, in good faith and in its sole discretion, will establish the 162(m) Objectives and any Negative Discretion Criteria applicable to that year’s LIC Performance Equity Awards and will notify the Executive in writing regarding (and separately identifying) such 162(m) Objectives and any Negative Discretion Criteria.  Notwithstanding anything to the contrary in this Section 4.10 or elsewhere in this Agreement, the Compensation Committee retains the sole discretion to determine the 162(m) Objectives and any Negative Discretion Criteria applicable to the LIC Performance Equity Awards, subject only to the limitations on its exercise of negative discretion in relation to the Target Awards that are set forth in Section 4.11(b).

(d) Notwithstanding anything in this Agreement or any LIC Performance Equity Award to the contrary, the only Performance Metrics applicable to an LIC Performance Equity Award shall be the 162(m) Objectives and any Negative Discretion Criteria communicated to Executive in writing in accordance with Section 4.10(c) above and as set forth in Schedule 1 of the applicable Equity Award Agreement.

4.11 Annual Compensation Committee Determinations.

(a) Compensation Committee Certification.  On or prior to March 15th of each calendar year beginning with March 15, 2016 and ending on March 15, 2020, the Compensation Committee will certify any Achieved 162(m) Objectives (the date each year as of which such certification is made being referred to as the “Committee Certification Date”).

(b) Target Awards.  If the Equity Award Agreements pursuant to which the Target Awards for the preceding calendar year were issued include Negative Discretion Criteria, the Compensation Committee may then in good faith and in its sole discretion, exercise such discretion with respect to those Target Awards that would otherwise vest and be earned based solely on the Achieved 162(m) Objectives, and will certify on the Committee Certification Date in accordance with the applicable Equity Award Agreements, the number, if any, of the Target Awards that have become vested and earned in accordance with the applicable Equity Award Agreements after giving effect to the Compensation Committee’s exercise, if any, of the Negative Discretion Criteria for such Target Awards.  Notwithstanding the foregoing or anything else contained herein to the contrary, to the extent that the Negative Discretion Criteria with respect to the Target Awards include objective performance criteria in relation to the performance or value of the Company, its Subsidiaries, its affiliates and/or any division or business unit of any of the foregoing, the Compensation Committee will not exercise negative discretion with respect to vesting that number, if any, of such Target Awards that relate solely to such objective performance criteria.   In addition, any such objective performance criteria will not alone result in a payout in excess of the LIC Target Amount for such LIC Performance Equity Awards.  As specified in the applicable Equity Award Agreements, any Target Awards that do not become vested on the applicable Committee Certification Date will be forfeited in their entirety.

(c) Above Target Awards.  The Compensation Committee may, in its sole discretion, apply the Negative Discretion Criteria to reduce all or any part of the Above Target Awards for a particular calendar year that would otherwise be awarded based solely on the Achieved 162(m) Objectives, and will certify on the Committee Certification Date the number, if any, of Above Target Awards that will be issued to the Executive after giving effect to the Compensation Committee’s exercise, if any, of the Negative Discretion Criteria for such Above Target Awards.  In no event is the Compensation Committee required to issue any Above Target Awards.  Subject to any blackouts pursuant to the Company’s insider trading policy, any Above Target Awards that are awarded to the Executive will be issued by the Company no later than

March 15th of the year following the year in respect of which such Above Target Award was earned (e.g., by March 15, 2016 in respect of the Above Target Award, if any, relating to the 2015 calendar year).

4.12 Replacement Awards.  Any  restricted stock unit, restricted stock, option or other equity or equity derivative that is issued after the Effective Date to the Executive by the Company or any other Person pursuant to a Fundamental Corporate Event in full or partial replacement of, as an adjustment to, or otherwise with respect to, an Equity Award (a “Replacement Award”), will (a) in the case of LIC Term Options, have the same term and the same vesting and exercisability terms and conditions as the LIC Term Option in respect of which it was issued, and (b) in the case of LIC Performance Equity Awards, be adjusted in accordance with Section 4.2 of the Plan in such a manner that the value and benefits or potential value and benefits intended to be made available under the Plan to the Executive with respect to the LIC Performance Equity Award in respect of which it was issued are preserved and, without limiting the Compensation Committee’s sole discretion to establish the same, the Compensation Committee will consult with the Executive in good faith regarding any 162(m) Objectives or Negative Discretion Criteria or components thereof that are proposed to be changed. Notwithstanding the foregoing, if the Company is not the issuer of a Replacement Award, the definition of Change in Control with respect to such Replacement Award will be applied with respect to the issuer of such Replacement Award as if it were the “Company” for purposes of such definition.  By way of illustration, a Change in Control of the Company will not cause acceleration of any Replacement Awards that are not issued by the Company and a Change in Control of the issuer of any Replacement Awards with respect to which the Company is not the issuer will not cause acceleration of any remaining Equity Awards with respect to which the Company is the issuer.  All Replacement Equity Awards will have the same net settlement rights as the replaced Equity Award.

5. Termination of Employment.
5.1 Termination Due to Death.
(a) Payments and Benefits. In the event of the Executive’s death, the Executive’s estate or his legal representative, as the case may be, will receive:
(i) a lump sum payment equal to any Base Salary earned but unpaid as of the date of Separation;
(ii) a lump sum payment of any unpaid expense reimbursement and any amounts required by law to be paid to the Executive;
(iii) a lump sum payment of any accrued but unpaid bonus for the prior year (together with the amounts specified in Section 5.1(a)(i) and Section 5.1(a)(ii), the “Standard Entitlements”);

(iv) if such Separation occurs during the Employment Period, a lump sum payment in an amount equal to 1.5 times the amount of the Executive’s Base Salary for the calendar year in which the Separation occurs;

(v) if such Separation occurs during the Employment Period, a lump sum payment in the amount of $17,500,000; provided, that in the sole discretion of the Company, up to 25% of such amount may be paid in fully vested shares of QVCB Common Stock and LVNTB Common Stock, allocated between them in accordance with the most recent pro rata allocation of the LIC Target Amount between such series of Common Stock (provided that if (i) such Common Stock is not covered by a Form S-8 or other registration statement or (ii) such Common Stock is not then publicly traded, then 100% of such amount shall be paid in cash), with the remainder of such amount to be paid in cash; and

(vi) if such Separation occurs during the Employment Period, a lump sum payment in the amount of $11,750,000, multiplied by a fraction, the numerator of which is the number of calendar days within such year that have elapsed through and including the date of Separation and the denominator of which is 365; provided, that in the sole discretion of the Company, up to 25% of such amount may be paid in fully vested shares of QVCB Common Stock and LVNTB Common Stock, allocated between them in accordance with the most recent pro rata allocation of the LIC Target Amount between such series of Common Stock (provided that if (i) such Common Stock is not covered by a Form S-8 or other registration statement or (ii) such Common Stock is not then publicly traded, then 100% of such amount shall be paid in cash), with the remainder of such amount to be paid in cash.

Except to the extent earlier payment of any such amounts is required by law, all such payments will be made, and any shares of Common Stock will be issued, on the date that is the 55th day after the date of the Executive’s Separation, unless that day is not a Business Day, in which case such payments will be made on the immediately succeeding Business Day.  Notwithstanding the foregoing, the Company may delay the issuance of any Common Stock, but not beyond 90 days after the date of the Executive’s Separation, if necessary to comply with applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of such Common Stock are listed or quoted.  The number of shares of Common Stock to be delivered to the Executive under this Section 5.1(a), if any, shall be determined by dividing the dollar value payable to the Executive in respect of the applicable series of Common Stock by the per share closing price of such series of Common Stock on the date of the Executive’s Separation.

(b) Equity Awards. The impact on the Equity Awards of a Separation as a result of the Executive’s death will be as specified in the Equity Award Agreements.
5.2 Termination Due to the Executive’s Disability.

(a) Payments and Benefits.  Upon 30 days’ prior written notice to the Executive, the Company may terminate the Executive’s employment due to Disability.  If such event occurs, the Executive or his legal representative, as the case may be, will receive:

(i) the Standard Entitlements;

(ii) if such Separation occurs during the Employment Period, a lump sum payment in an amount equal to 1.5 times the amount of the Executive’s Base Salary for the calendar year in which the Separation occurs;

(iii) if such Separation occurs during the Employment Period, a lump sum payment in the amount of $17,500,000; provided, that in the sole discretion of the Company, up to 25% of such amount may be paid in fully vested shares of QVCB Common Stock and LVNTB Common Stock, allocated between them in accordance with the most recent pro rata allocation of the LIC Target Amount between such series of Common Stock (provided that if (i) such Common Stock is not covered by a Form S-8 or other registration statement or (ii) such Common Stock is not then publicly traded, then 100% of such amount shall be paid in cash), with the remainder of such amount to be paid in cash;

(iv) if such Separation occurs during the Employment Period, a lump sum payment in the amount of $11,750,000, multiplied by a fraction, the numerator of which is the number of calendar days within such year that have elapsed through and including the date of Separation and the denominator of which is 365; provided, that in the sole discretion of the Company, up to 25% of such amount may be paid in fully vested shares of QVCB Common Stock and LVNTB Common Stock, allocated between them in accordance with the most recent pro rata allocation of the LIC Target Amount between such series of Common Stock (provided that if (i) such Common Stock is not covered by a Form S-8 or other registration statement or (ii) such Common Stock is not then publicly traded, then 100% of such amount shall be paid in cash), with the remainder of such amount to be paid in cash; and

(v) if such Separation occurs during the Employment Period, for a period of 12 months following such Separation during the Employment Period, the Executive will be entitled to:  (x) continued aircraft benefits consistent with the aircraft benefits provided to the Executive during the Employment Period, (y) information technology support from the Company, as reasonably requested by the Executive and (z) continuation of such other perquisites as the Executive was entitled to receive under Section 4.5 immediately prior to such Separation.

Except to the extent earlier payment of any such amounts is required by law, the payments to be made pursuant to Sections 5.2(a)(i), (ii), (iii) and (iv) will be made, and any shares of Common Stock will be issued, on the date that is the 55th day after the date of the Executive’s Separation, or, if that day is not a Business Day, on the next succeeding Business Day.  Notwithstanding the foregoing, the Company may delay the issuance of any Common Stock, but not beyond 90 days after the date of the Executive’s Separation, if necessary to comply with applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of such Common Stock are listed or quoted.  The number of shares of Common Stock to be delivered to the Executive under this Section 5.2(a), if any, shall be determined by dividing the dollar value payable to the Executive in respect of the applicable series of Common Stock by the per share closing price of such series of Common Stock on the date of the Executive’s Separation.

(b) Equity Awards. The impact on the Equity Awards of a Separation as a result of the Executive’s Disability will be as specified in the Equity Award Agreements.
5.3 Termination by the Company Without Cause or by the Executive for Good Reason.

(a) Payments and Benefits.  Upon 30 days’ prior written notice to the Executive, the Company may terminate the Executive’s employment without Cause.  Upon 30 days’ prior written notice to the Company, the Executive may terminate his employment with the Company for Good Reason.  If either such event occurs, the Executive will receive:

(i) the Standard Entitlements;

(ii) if such Separation occurs during the Employment Period, a severance payment equal to 1.5 times the amount of Executive’s Base Salary for the calendar year in which the Separation occurs, which amount will be paid in equal monthly installments over the 18 month period commencing on the first payroll period following the date of such Separation;

(iii) if such Separation occurs during the Employment Period, a lump sum payment in the amount of $17,500,000; provided, that in the sole discretion of the Company, up to 25% of such amount may be paid in fully vested shares of QVCB Common Stock and LVNTB Common Stock, allocated between them in accordance with the most recent pro rata allocation of the LIC Target Amount between such series of Common Stock (provided that if (i) such Common Stock is not covered by a Form S-8 or other registration statement or (ii) such Common Stock is not then publicly traded, then 100% of such amount shall be paid in cash), with the remainder of such amount to be paid in cash;

(iv) if such Separation occurs during the Employment Period, a lump sum payment in the amount of $11,750,000, multiplied by a fraction, the numerator of which is the number of calendar days within such year that have elapsed through and including the date of Separation and the denominator of which is 365; provided, that in the sole discretion of the Company, up to 25% of such amount may be paid in fully vested shares of QVCB Common Stock and LVNTB Common Stock, allocated between them in accordance with the most recent pro rata allocation of the LIC Target Amount between such series of Common Stock (provided that if (i) such Common Stock is not covered by a Form S-8 or other registration statement or (ii) such Common Stock is not then publicly traded, then 100% of such amount shall be paid in cash), with the remainder of such amount to be paid in cash; and

(v) if such Separation occurs during the Employment Period, for a period of 12 months following such Separation during the Employment Period, the Executive will be entitled to:  (x) continued aircraft benefits consistent with the aircraft benefits provided to the Executive during the Employment Period, (y) information technology support from the Company, as reasonably requested by the Executive and (z) continuation of such other perquisites as the Executive was entitled to receive under Section 4.5 immediately prior to such Separation.

Except to the extent earlier payment of any such amounts is required by law, the payments to be made pursuant to Sections 5.3(a)(i), (iii) and (iv) will be made, and any shares of Common Stock will be issued, on the date that is the 55th day after the date of the Executive’s Separation, or, if that day is not a Business Day, on the next succeeding Business Day.  Notwithstanding the foregoing, the Company may delay the issuance of any Common Stock, but not beyond 90 days after the date of the Executive’s Separation, if necessary to comply with applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of such Common Stock are listed or quoted.  The number of shares of Common Stock to be delivered to the Executive under this Section 5.3(a), if any, shall be determined by dividing the dollar value payable to the Executive in respect of the applicable series of Common Stock by the per share closing price of such series of Common Stock on the date of the Executive’s Separation

(b) Equity Awards. The impact on the Equity Awards of a Separation pursuant to Section 5.3(a) will be as specified in the Equity Award Agreements.
5.4 Termination For Cause.
(a) Payments and Benefits. Subject to the provisions of Section 1(i), the Company may terminate the Executive’s employment for Cause. In such event, the Executive will receive:
(i) a lump sum payment equal to any Base Salary earned but unpaid as of the date of Separation; and
(ii) a lump sum payment of any unpaid expense reimbursements and any amounts required by law to be paid to the Executive.

Except to the extent earlier payment of any such amounts is required by law, all such payments will be made on the 55th day after the Separation date or, if that day is not a Business Day, on the next succeeding Business Day.

(b) Equity Awards. The impact on the Equity Awards of a Separation for Cause will be as specified in the Equity Award Agreements.
5.5 Termination Without Good Reason.

(a) Payments and Benefits.  Upon 30 days’ prior written notice to the Company, the Executive will have the right to terminate his employment without Good Reason or any reason at all.  If such event occurs, the Executive will receive:

(i) the Standard Entitlements; and

(ii) if such Separation occurs during the Employment Period, a lump sum payment in the amount of $11,750,000, multiplied by a fraction, the numerator of which is the number of calendar days within such year that have elapsed through and including the date of Separation and the denominator of which is 365; provided, that in the sole discretion of the Company, up to 25% of such amount may be paid in fully vested shares of QVCB Common Stock and LVNTB Common Stock, allocated between them in accordance with the most recent pro rata allocation of the LIC Target Amount between such series of Common Stock (provided that if (i) such Common Stock is not covered by a Form S-8 or other registration statement or (ii) such Common Stock is not then publicly traded, then 100% of such amount shall be paid in cash), with the remainder of such amount to be paid in cash.

Except to the extent earlier payment of any such amounts is required by law, all such payments will be made, and any shares of Common Stock will be issued, on the 55th day after the Separation date or, if that day is not a Business Day, on the next succeeding Business Day.  Notwithstanding the foregoing, the Company may delay the issuance of any Common Stock, but not beyond 90 days after the date of the Executive’s Separation, if necessary to comply with applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of such Common Stock are listed or quoted.  The number of shares of Common Stock to be delivered to the Executive under this Section 5.5(a), if any, shall be determined by dividing the dollar value payable to the Executive in respect of the applicable series of Common Stock by the per share closing price of such series of Common Stock on the date of the Executive’s Separation.

(b) Equity Awards. The impact on the Equity Awards of a Separation without Good Reason will be as specified in the Equity Award Agreements.

5.6 Expiration of Employment Period.  For the avoidance of doubt, the voluntary or involuntary termination of the Executive’s employment at or after the Close of Business on December 31, 2019 for any reason does not constitute a Separation “during the Employment Period” for purposes of any Severance Benefits to be paid to the Executive pursuant to any of Section 5.1,  Section 5.2,  Section 5.3 or Section 5.5.

5.7 Specified Employee.  Notwithstanding any other provision of this Agreement, if (i) the Executive is to receive payments or benefits under any provision of Section 5 by reason of his Separation other than as a result of his death, (ii) the Executive is a “specified employee” with respect to the Company within the meaning of Section 409A of the Code for the period in which the payment or benefits would otherwise commence, and (iii) such payment or benefit would otherwise subject the Executive to any tax, interest or penalty imposed under Section 409A of the Code (or any regulation promulgated thereunder) if the payment or benefit were to commence within six months after a termination of the Executive’s employment, then such payment or benefit required under Section 5 will instead be paid as provided in this Section 5.7.  Each severance payment contemplated under this Section 5 will be treated as a separate payment in a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii).  Such payments or benefits which would have otherwise been required to be made over such six month period will be paid, without interest, to the Executive in one lump sum payment or otherwise provided to the Executive on the first Business Day that is six months and one day after the termination of the Executive’s employment.  Thereafter, the payments and benefits will continue, if applicable, for the relevant period set forth above.  For purposes of this Agreement, all references to “Separation,” “termination of employment” and other similar language will be deemed to refer to the Executive’s “separation from service” with the Company as defined in Treasury Regulation Section 1.409A-1(h), including, without limitation, the default presumptions thereof.

5.8 Full Settlement; No Mitigation.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder will not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any Subsidiary may have against the Executive; provided, that the foregoing does not affect the terms of any Equity Award Agreement, including with respect to the circumstances under which stock issued thereunder may be forfeited.  In no event will the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

5.9 Non-exclusivity of Rights.  Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any employee benefit plan, program, policy or practice provided by the Company or a Subsidiary and for which the Executive may qualify, except as specifically provided herein.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or a Subsidiary at or subsequent to a Separation will be payable in accordance with such plan, policy, practice or program, except as explicitly modified by this Agreement.

5.10 Separation Prior to January 1, 2015.   For the avoidance of doubt, if the Executive experiences a Separation prior to January 1, 2015, the provisions of this Section 5 shall not apply with respect to such Separation.

6. Confidential Information. The Executive will not, during or after the Employment Period, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Executive’s duties and responsibilities under this Agreement or when (i) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or (ii) necessary to prosecute the Executive’s rights against the Company or its Subsidiaries or to defend himself against any allegations).  The Executive will also proffer to the Company, no later than the effective date of any termination of the Executive’s engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Executive’s actual or constructive possession or which are subject to the Executive’s control at such time.  For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary.  Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Executive’s breach of any of his obligations under this Section).  If the Executive is in breach of any of the provisions of this Section 6 or if any such breach is threatened by the Executive, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section 6.  The Executive agrees that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, the Executive will not use as a defense thereto that there is an adequate remedy at law.

7. Successors and Assigns.  This Agreement will bind and inure to the benefit of and be enforceable by the Executive, the Company, the Executive’s and the Company’s respective successors and assigns and the Executive’s estate, heirs and legal representatives (as applicable).  The Company will require any successor to all or substantially all of its business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or, by an agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

8. Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, CO  80112

Attention:  Chairman of the Board

With a copy to the Company’s

counsel at:Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, CO  80112

Attention:  Legal Department

To the Executive: at the address listed in the Company’s personnel records

With a copy to the Executive’s

counsel at:Dechert LLP

1095 Avenue of the Americas

New York, NY 10036-6797

Attention:  Stephen W. Skonieczny, Esq.

Telephone:  (212) 698-3524

Facsimile:  (212) 314-0024

9. General Provisions.

9.1 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will (except as otherwise expressly provided herein) be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.2 Entire Agreement.   This Agreement, together with any agreement evidencing the grant of an Equity Award, contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto, including without limitation any non-binding term sheets addressing potential provisions of this Agreement; provided, however, that the provisions of the Agreement Regarding LINTA Equity Awards dated September 23, 2011 between the Company and the Executive that have obligations that have not been fully performed or that by their nature would be intended to survive the expiration of such agreement shall remain in full force and effect and shall not be superseded by this Agreement.

9.3 No Strict Construction; headings.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.  The headings of the sections contained in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any provision of this Agreement.

9.4 Counterparts.  This Agreement may be executed and delivered in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  This Agreement will become effective only when counterparts have been executed and delivered by all parties whose names are set forth on the signature page(s) hereof.

9.5 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, applied without reference to principles of conflict of laws.
9.6 Legal Fees and Other Expenses. The Company will pay or reimburse the Executive for all legal fees and expenses incurred by the Executive in connection with the review, preparation and negotiation of this Agreement, any option agreement, restricted stock award, Equity Award and/or any other agreements or plans referenced herein and any documents related thereto and will also pay or reimburse the Executive for any HSR filing fees incurred by him in connection with his receipt of Equity Awards in accordance with this Agreement.  Any such reimbursement will be made as soon as practicable following submission of a reimbursement request, but no later than the end of the year following the year during which the underlying expense was incurred.

9.7 Compliance with Section 409A.  To the extent that the provisions of Section 409A of the Code or any Treasury regulations promulgated thereunder are applicable to any amounts payable hereunder, the parties intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent.  If, however, the Executive is liable for the payment of any tax, penalty or interest pursuant to Section 409A of the Code, or any successor or like provision (the “409A Tax”), with respect to any payments or property transfers received or to be received under this Agreement or otherwise, the Company will pay the Executive an amount (the “Special Reimbursement”) which, after payment to the Executive (or on the Executive’s behalf) of any federal, state and local taxes, including, without limitation, any further tax, penalty or interest under Section 409A of the Code, with respect to or resulting from the Special Reimbursement, equals the net amount of the 409A Tax.  Any payment due to the Executive under this Section will be made to the Executive, or on behalf of the Executive, as soon as practicable after the determination of the amount of such payment, but no sooner than the date on which the Company is required to withhold such amount or the Executive is required to pay such amount to the Internal Revenue Service.  Notwithstanding the foregoing, all payments under this Section will be made to the Executive, or on the Executive’s behalf, no later than the end of the year following the year in which the Executive or the Company paid the related taxes, interest or penalties.  The Executive will cooperate with the Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Section 409A of the Code and any regulations promulgated thereunder and to limit the amount of any additional payments required by this Section 9.7 to be made to the Executive.

9.8 Amendment and Waiver.  The provisions of this Agreement may be amended only by a writing signed by the Company and the Executive.  No waiver by a party of a breach or default hereunder will be valid unless in a writing signed by the waiving party, and no such waiver will be deemed a waiver of any subsequent breach or default.

9.9 Withholding. All payments to the Executive or under this Agreement will be subject to withholding on account of federal, state and local taxes as required by law.

9.10 Business Days.  If the giving of any notice or the taking of any other action under this Agreement is required to be taken on a day that is not a Business Day, the time for performance of such action shall be extended until the next succeeding Business Day.

9.11 Survival.  This Agreement will survive a Separation or the expiration of the Employment Period and will remain in full force and effect after such Separation or expiration, but only to the extent that obligations existing as of the date of Separation or expiration have not been fully performed or by their nature would be intended to survive a Separation or expiration, including that the provisions of Sections 6, 7, 8 and 9 will continue in effect in accordance with their terms.  Notwithstanding the foregoing or anything else in this Agreement to the contrary, if the Executive continues to be employed by the Company following December 31, 2019 such employment will be on an “at will” basis unless and until a new employment agreement is entered into.  For the avoidance of doubt, the provisions of Section 5.1(a),  Section 5.2(a),  Section 5.3(a) and Section 5.5(a) entitling the Executive to various cash payments and other benefits upon Separation will not apply to any such Separation that occurs at or after the Close of Business on December 31, 2019, but he will be entitled to enforce those rights as to any such Separation that occurs prior to the Close of Business on December 31, 2019.

9.12 Arbitration.  Except as provided in Section 6, any controversy, claim or dispute arising out of or in any way relating to this Agreement, the Executive’s employment with, or termination of employment from, the Company, or the Equity Award Agreements (including whether such controversy, claim or dispute is subject to arbitration), excepting only claims that may not, by statute, be arbitrated, will be submitted to binding arbitration.  Both the Executive and the Company acknowledge that they are relinquishing their right to a jury trial.  The Executive and the Company agree that arbitration will be the exclusive method for resolving disputes arising out of or related to this Agreement, the Executive’s employment with, or termination of employment from, the Company, or the Equity Award Agreements.

The arbitration will be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards, except as otherwise provided in this Agreement.  Arbitration will be commenced and heard in the Denver, Colorado metropolitan area.  Only one arbitrator will preside over the proceedings, who will be selected by agreement of the parties from a list of five or more qualified arbitrators provided by the arbitration tribunal, or if the parties are unable to agree on an arbitrator within 10 Business Days following receipt of such list, the arbitration tribunal will select the arbitrator.  The arbitrator will apply the substantive law (and the law of remedies, if applicable) of Colorado or federal law, or both, as applicable to the claim(s) asserted.  In any arbitration, the burden of proof will be allocated as provided by applicable law.  The arbitrator will have the authority to award any and all legal and equitable relief authorized by the law applicable to the claim(s) being asserted in the arbitration, as if the claim(s) were brought in a federal court of law.  Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award.  Discovery, such as depositions or document requests, will be available to the Company and the Executive as though the dispute were pending in U.S. federal court.  The arbitrator will have the ability to rule on pre-hearing motions as though the matter were in a U.S. federal court, including the ability to rule on a motion for summary judgment.

If permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law (e.g., filing fees or room rental fees) will be shared equally by the parties.  If the foregoing is not permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law will be paid by the Company.  Each party will pay its own attorneys’ fees and other costs incurred in connection with the arbitration, unless the relief authorized by law allows otherwise and the arbitrator determines that such fees and costs will be paid in a different manner.  The arbitrator must provide a written decision.  If any part of this arbitration provision is deemed to be unenforceable by an arbitrator or a court of law, that part may be severed or reformed so as to make the balance of this arbitration provision enforceable.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement to be effective as of the Effective Date.

LIBERTY INTERACTIVE CORPORATION

By:/s/Richard N. Baer

Name:  Richard N. Baer

Title:    Senior Vice President and General Counsel

Executed:  December 29, 2014

EXECUTIVE:

/s/Gregory B. Maffei

Gregory B. Maffei

Executed:  December 29, 2014

28

Exhibit A

Current Permitted Activities

A-1

Exhibit B

LIC Term Option Agreement

B-1

Exhibit C

LIC Performance RSU Agreement

C-1

Exhibit D

LIC Performance Option Agreement

D-1

List of Omitted Schedules and Exhibits

The following schedules and exhibits to the Executive Employment Agreement, dated as of December 29, 2014, by and between Liberty Interactive Corporation and Gregory B. Maffei have not been provided herein:

Exhibit A: Current Permitted Activities

Exhibit B: LIC Term Option Agreement

Exhibit C: LIC Performance RSU Agreement

Exhibit D: LIC Performance Option Agreement

The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.